                                                                    Exhibit 12.1
Triad Hospitals, Inc
Computation of Ratios of Earnings to Fixed Charges


                                                       For the Nine Months Ended
                                                             September 30,                For the Years Ended December 31,
                                                           2003         2002       2002       2001      2000       1999        1998
Earnings:
Income from continuing operations before
  minority interests and income taxes                    $  165.7    $  186.6   $  250.5   $   55.7   $  26.3   $ (112.4)  $ (113.9)
Fixed charges, exclusive of capitalized interest            115.0       116.1      156.9      144.4      72.5       78.9       82.4
                                                         --------------------------------------------------------------------------
Income as adjusted                                       $  280.7    $  302.7   $  407.4   $  200.1   $  98.8   $  (33.5)  $  (31.5)
                                                         ==========================================================================

Fixed Charges:
Interest charged to expense                              $   97.9    $  101.3   $  136.7   $  127.6   $  62.2   $   67.7   $   68.9
Portion of rents representative of interest                  17.1        14.8       20.2       16.8      10.3       11.2       13.5
                                                         --------------------------------------------------------------------------
                                                            115.0       116.1      156.9      144.4      72.5       78.9       82.4
Interest expense included in cost of plant construction       1.2         4.0        4.6        4.6       1.7        --         1.7
                                                         --------------------------------------------------------------------------
                                                         $  116.2    $  120.1   $  161.5   $  149.0   $  74.2   $   78.9   $   84.1
                                                         ==========================================================================

Ratios of Earnings to Fixed Charges                           2.4         2.5        2.5        1.3       1.3         (A)        (A)
                                                         ==========================================================================

(A) Triad's earnings were insufficient to cover fixed charges by $112.4 million and $115.6 million for the years ended December 31, 1999 and 1998, respectively